Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-149888, No. 333-178533 and No. 333-186336 on Form S-8 of our reports dated April 28, 2015, relating to the consolidated financial statements of China Digital TV Holding Co., Ltd., its subsidiaries, its variable interest entity (the “VIE”) and the VIE’s subsidiary (collectively, the “Group”) as of December 31, 2013 and 2014, and for the years ended December 31, 2012, 2013 and 2014, and the financial statement schedule of China Digital TV Holding Co., Ltd. (which report expresses an unqualified opinion), and the effectiveness of the Group’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Group’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 20-F of China Digital TV Holding Co., Ltd. for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 28, 2015